Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Jarnail Dhaddey, President, Director,  President, Chief Executive and Operating Officer, and Treasurer of Westpoint Energy, Inc. (the “Company”) certifies, under the standards set forth and solely for the purposes of 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Annual Report on Form 10-K of the Company for the year ended March 31, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange  Act of 1934 and information contained in that Form 10-K fairly presents, in all material respects, the financial condition and  results  of operations of the Company.

Dated: June 5, 2012

By: /s/ Jarnail Dhaddey
Name: Jarnail Dhaddey
Title: Director, President, Chief Executive Officer, Chief Operating Officer and Treasurer
(Principal Executive, Financial & Accounting Officer)